                                                                     Exhibit 4.9

                          FOURTH AMENDMENT AND CONSENT

     THIS FOURTH AMENDMENT AND CONSENT, dated as of February 8, 2002 (this "Amendment and Consent"), is given under the Post-Confirmation Credit Agreement dated as of October 20, 2000 (as amended by the First Amendment dated as of March 14, 2001, the Second Amendment and Waiver dated as of July 23, 2001 and the Third Amendment and Consent dated as of October 31, 2001, and as further amended hereby, the "Credit Agreement"), among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), various subsidiaries thereof (together with the Company, the "Borrowers"), various financial institutions as lenders (the "Lenders"), AMSOUTH BANK, as a Lender and as documentation agent for the Lenders (the "Documentation Agent"), and ABN AMRO BANK N.V., as a Lender, as Issuing Lender and as administrative agent for the Lenders (the "Administrative Agent", and together with the Documentation Agent, the "Agents").

     WHEREAS, the Borrowers have requested that the Required Lenders consent to an Investment by a Subsidiary of the Company in a certain joint venture in the Republic of South Africa as hereinafter set forth, and the Required Lenders are willing to give such consent, subject to the terms and conditions hereinafter set forth; and

     WHEREAS, the Borrowers have requested that the Required Revolving Lenders delete a sublimit in the Credit Agreement on the amount of Standby Letters of Credit as hereinafter set forth, and the Required Revolving Lenders are willing to remove such sublimit, subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1. CONSENT. Subject to the occurrence of the Effective Date, the Required Lenders hereby consent pursuant to clause (p) of Section 10.20 ("Investments") of the Credit Agreement to the making of an Investment by Tokheim South Africa (Pty) Ltd., a Wholly-Owned Foreign Subsidiary of the Company ("TSAL"), in a joint venture (the "Joint Venture") in the Republic of South Africa with Milleneum Pump Services (Western Cape) (Pty) Ltd., for the purposes and on the terms and conditions described in Attachment A hereto; provided that the amount of the Investment by TSAL shall not exceed in the aggregate $5,000.

     SECTION 2. AMENDMENT. In reliance on the representations and warranties set forth in this Amendment and Consent and subject to satisfaction of the conditions set forth in Section 5 hereof, the Borrowers and, pursuant to clause
(iv) of Section 14.1 ("Waiver; Amendments") of the Credit Agreement, the Required Revolving Lenders hereby agree to amend Section 2.1.5 ("L/C Commitment") of the Credit Agreement by deleting the text of clause (b)(ii) thereof and substituting in lieu thereof the following:

               "[intentionally omitted]".

     SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agents and the Lenders to enter into this Amendment and Consent, the Borrowers, jointly and severally, represent and warrant (which representations and warranties shall survive the execution and delivery hereof) to the Agents and the Lenders that:

          (a) the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date (as such term is defined in Section 5 herein) with the same effect as if made on and as of the Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date);

          (b) no Event of Default or Unmatured Event of Default exists or will exist after giving effect to this Amendment and Consent;

          (c) the execution and delivery by the Borrowers of this Amendment and Consent and the performance by the Borrowers of their obligations under the Credit Agreement and the other Loan Documents (i) are within the corporate or limited liability company, as applicable, powers of each Borrower, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) have received all necessary approvals from all governmental authorities having jurisdiction over any Borrower and (iv) do not and will not conflict with any provision of any law, rule, regulation, requirement, administrative order, decree or agreement that is binding on the Company or any of its Subsidiaries or with any provision of the certificate of incorporation or bylaws or other organizational documents of any Borrower;

          (d) the Credit Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity);

          (e) as of January 14, 2002, (i) the aggregate outstanding principal balance of the Tranche A Term Loans is $33,087,129.43, (ii) the aggregate outstanding principal balance of the Tranche B Term Loans is $100,668,187.44,
(iii) the aggregate outstanding principal balance of the Special Loans is $119,372,297.12 and (iv) the aggregate outstanding principal amount of all Revolving Loans is $29,537,401.14, including the Stated Amount of all Letters of Credit in the aggregate amount of $2,537,401.14;

          (f) the obligation of the Borrowers and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations; and

          (g) Attachment A hereto contains a true and accurate description of the Joint Venture and the proposed Investment by TSAL in the Joint Venture.

     SECTION 4. LIMITED AMENDMENT AND CONSENT. This Amendment and Consent shall be limited precisely as written and shall not be deemed (i) to be an amendment of or a consent granted to any other term or condition of the Credit Agreement, any Loan Document or any of the instruments or agreements referred to in such documents or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to any of the Agents or the Lenders, or (ii) to prejudice any other right or rights that the Agents or the Lenders may now or in the future have under or in connection with the Credit Agreement, any other Loan Document or any instruments or agreements referred to therein.

     SECTION 5. EFFECTIVENESS. The consent set forth in Section 1 above and the amendment set forth in Section 2 above shall become effective as of the date hereof (the "Effective Date"), subject to satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of:

               (i) a counterpart of this Amendment and Consent executed by the Borrowers and the Required Lenders;

               (ii) a counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit 1 hereto, executed by each Loan Party;

          (b) such other documents as the Administrative Agent or any Lender may reasonably request;

          (c) all legal matters in connection with this Amendment and Consent, the Credit Agreement and the other Loan Documents shall be reasonably satisfactory to Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent;

          (d) in immediately available funds, payment of all outstanding amounts, if any, that have been invoiced by or on behalf of the Administrative Agent and unpaid as of the date hereof with respect to all reimbursable fees, charges or expenses payable in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents, including, without limitation, all Attorney Costs of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, and all fees and disbursements of FTI Policano & Manzo, financial advisor to such counsel; and

          (e) no Event of Default shall have occurred and be continuing, and no Unmatured Event of Default shall occur or be continuing upon the effectiveness of this Amendment and Consent. The Administrative Agent shall give notice to the Borrowers upon the occurrence of the Effective Date.

     SECTION 6. MISCELLANEOUS.
                -------------

     6.1 Continuing Effectiveness, etc. The Credit Agreement and the other Loan Documents shall remain in full force and effect after giving effect to this Amendment and Consent and are hereby ratified and confirmed in all respects. After the Effective Date, all references to the "Credit Agreement" or similar terms in the Credit Agreement, the Notes, each other Loan Document and any similar document shall refer to the Credit Agreement as hereby amended and as previously amended, modified or supplemented. This Amendment and Consent shall constitute a Loan Document as defined in the Credit Agreement, and the provisions of this Amendment and Consent may be amended, modified or supplemented, or any provision thereof waived, only in accordance with and subject to the provisions of the Credit Agreement.

     6.2 Further Assurances. Each of the Loan Parties expressly acknowledges and agrees (i) to enter into such other or further documents, and to take such other or further actions that may be necessary or, in the opinion of the Administrative Agent, desirable to perfect, preserve or protect the liens and security interests created under the Loan Documents and (ii) to grant liens on such other or further property or assets of the Loan Parties not currently encumbered to secure all obligations of the Loan Parties as the Administrative Agent may require; provided that no Loan Party shall have any obligation to grant liens on any such other or further property to the extent that such Loan Party can demonstrate, to the reasonable satisfaction of the Administrative Agent, that the granting of such lien would have a material and adverse tax consequence to the Loan Parties.

     6.3 Counterparts. This Amendment and Consent may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment and

Consent. Delivery of an executed counterpart of a signature page of this Amendment and Consent by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment and Consent.

     6.4 Expenses. The Company agrees to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment and Consent.

     6.5 GOVERNING LAW. THIS AMENDMENT AND CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE WHOLLY PERFORMED WITHIN THE STATE OF NEW YORK.

     6.6 Successors and Assigns. This Amendment and Consent shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agents and their respective successors and assigns; provided that no Borrower shall have any right to assign this Amendment and Consent except to the extent permitted by the first sentence of Section 14.9.1 of the Credit Agreement.

     6.7 Consultation with Advisors. The Loan Parties acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Amendment and Consent. This Amendment and Consent shall be construed without regard to any presumption or any rule requiring that it be construed against the party causing this Amendment and Consent or any part hereof to be drafted.

     6.8 Entire Agreement. This Amendment and Consent sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. Each of the parties hereto acknowledges that, except as otherwise expressly stated in this Amendment and Consent, no representations, warranties or commitments, express or implied, have been made by any party to any other party with respect to the subject matter of this Amendment and Consent. None of the terms or conditions of this Amendment and Consent may be changed, modified, waived or cancelled, orally or otherwise, except as provided in the Credit Agreement.

     6.9 Enforceability. Should any one or more of the provisions of this Amendment and Consent be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     6.10 Invalidity; Severability. Whenever possible, each provision of this Amendment and Consent shall be interpreted in such manner as to be effective and valid under all applicable laws, rules and regulations. Any provision of this Amendment and Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.11 Headings. The headings of this Amendment and Consent are for the purpose of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment and Consent.

     6.12 Definitions. Capitalized terms used in this Amendment and Consent that are not defined herein but are defined in the Credit Agreement shall have the meaning given to such terms in the Credit Agreement.

     SECTION 7. RELEASE OF CLAIMS. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF SUCH BORROWER TO REPAY ANY AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY AGENT OR ANY LENDER OR ANY OF THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND EACH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT AND CONSENT IS EXECUTED, THAT SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, AND SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THIS AMENDMENT AND CONSENT. THE RELEASES AND DISCHARGES IN THIS
SECTION 7 SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT AND CONSENT ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

  [Remainder of page intentionally left blank; signatures on following pages.]

     Delivered as of the day and year first above written.

                                   TOKHEIM CORPORATION

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   GASBOY INTERNATIONAL, INC.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   TOKHEIM INVESTMENT CORP.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   MANAGEMENT SOLUTIONS, INC.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   TOKHEIM SERVICES LLC

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   TOKHEIM RPS, LLC

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------


             SIGNATURE PAGE TO TOKHEIM FOURTH AMENDMENT AND CONSENT

                                   ABN AMRO BANK N.V., as Administrative Agent, as Issuing Lender and as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   AMSOUTH BANK, as Documentation Agent and as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   BANK ONE, INDIANA, NATIONAL ASSOCIATION, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   CREDIT LYONNAIS NEW YORK BRANCH, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   CREDIT AGRICOLE INDOSUEZ, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   BEAR, STEARNS & CO., INC., as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   BANKERS TRUST COMPANY, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------


             SIGNATURE PAGE TO TOKHEIM FOURTH AMENDMENT AND CONSENT

                                   SENIOR DEBT PORTFOLIO, as a Lender

                                   By: Boston Management and Research, as
                                       Investment Advisor

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   EATON VANCE SENIOR INCOME TRUST, as a Lender

                                   By: Eaton Vance Management, as Investment
                                       Advisor

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   OXFORD STRATEGIC INCOME FUND, as a Lender

                                   By: Eaton Vance Management, as Investment
                                       Advisor

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   EATON VANCE INSTITUTIONAL SENIOR LOAN FUND, as a Lender

                                   By: Eaton Vance Management, as Investment
                                       Advisor

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   CREDIT INDUSTRIEL ET COMMERCIAL, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   FINOVA CAPITAL CORPORATION, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------


             SIGNATURE PAGE TO TOKHEIM FOURTH AMENDMENT AND CONSENT

                                   BANK PEKAO SA (FORMERLY KNOWN AS BANK
                                   POLSKA KASA OPIEKI S.A., NEW YORK BRANCH), as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   OCTAGON INVESTMENT PARTNERS II, LLC, as a
                                   Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   OAKTREE CAPITAL MANAGEMENT, LLC, as agent and on behalf of certain funds and accounts, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   ARES LEVERAGED INVESTMENT FUND II, L.P., as a Lender

                                   By: ARES Management II, L.P., its General
                                       Partner

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   WHIPPOORWILL/TOKHEIM OBLIGATIONS TRUST-2000, as a Lender

                                   By: Whippoorwill Associates, Incorporated, as
                                       its investment representative and advisor

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   BARCLAYS BANK PLC, as a Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   GOLDMAN SACHS CREDIT PARTNERS L.P., as a
                                   Lender

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------




             SIGNATURE PAGE TO TOKHEIM FOURTH AMENDMENT AND CONSENT

                                  ATTACHMENT A
                       EXPLANATION OF TOKHEIM SOUTH AFRICA
                       (PTY) LTD.'S PROPOSED JOINT VENTURE

In order to address newly enacted regulations in South Africa, Tokheim Corporation ("Tokheim") proposes a joint venture between its subsidiary Tokheim South Africa (Pty) Ltd. ("TSAL") and Milleneum Pump Services (Western Cape)
(Pty) Ltd ("Milleneum").

Currently, TSAL has approximately 20 service technicians covering only part of South Africa. This business generates revenues of around $2.5 million per year, although it is not profitable. The facilities in South Africa are a main building for dispenser assembly and a small service building for refurbishments and spare parts.

Milleneum was established in June 1999, with a head office in Cape Town and a branch in Port Elizabeth. Milleneum's main business is in field maintenance on all makes of dispensers and pumps, as well as installation and maintenance of E Fuel equipment. It also has a workshop that refurbishes all makes of dispensers and pumps. Through 15 service vehicles and 27 employees, Milleneum is able to provide service from 8 technician bases throughout the country. Milleneum's major customers are Engen, BP, Afric Oil and Excel.

New regulations in South Africa require that companies should be progressively moving toward majority ownership by Blacks or Indians, known as "Black Empowerment". The regulations specifically address the oil companies, who, in turn, have requested the same compliance from their suppliers, e.g., TSAL. As Milleneum is a company with Black ownership, a joint venture between the two companies would ensure compliance with regulations. Due to the presence of a similar business focus by both TSAL and Milleneum, the joint venture would complement both existing businesses.

The proposed joint venture would ensure TSAL's compliance with the new regulations, as well as provide additional customer service potential. This would allow TSAL to provide service contracts to customers for the whole territory, thus minimizing limitations set by the current regional coverage. At present, only Tokheim's competitor, Marconi, offers this service. Market share in this region is expected to increase as a result of this wider coverage area and competition may be slightly reduced.

The joint venture would comprise a 49% ownership by TSAL and a 51% ownership by Milleneum, with voting rights allocated in accordance with ownership levels. Existing laws in South Africa require that all decisions regarding joint ventures must be unanimously agreed by the company's shareholders. Thus, the risk associated with the absence of a majority interest holding by TSAL would be minimal.

Initial investment in this joint venture would be only U.S.$2,000. The joint venture would itself have no employees; its sole function would be to allow TSAL to present a single offer to a customer, covering all of South Africa. Any customer not requiring compliance with Black Empowerment could still be handled through TSAL rather than the joint venture. Due to this minimal level of investment, TSAL could easily liquidate the investment should it become necessary.

The joint venture would be designed through its Articles of Association in such a way as to guarantee coverage of all costs. Any costs incurred by either TSAL or Milleneum in the administration of the joint venture would be recharged to the new company at a fixed mark-up, yet to be determined. As the joint venture would engage subcontractors, the contracts between the joint venture and the subcontractors would be drawn in such a fashion as to ensure that in cases of claims against such subcontractors, no liability would exist for the joint venture in excess of a specific minimum insurance requirement.

                                  ATTACHMENT A

However, as the joint venture would handle all dealings with the final customers, the joint venture would have to act as intermediary for all such claims.

Compliance with the new regulations necessitates a change in Tokheim's service business in South Africa. The new regulations are such that TSAL must create a joint venture to handle service contracts with the oil companies. Alternatively, Tokheim could divest the service business in South Africa. Overall, this proposal will increase market share in South Africa in the maintenance sector, as well as show an effort on the part of Tokheim to comply with local regulations.

                             ATTACHMENT A - Page 2

                                    EXHIBIT 1
                            FORM OF REAFFIRMATION OF
                                 LOAN DOCUMENTS

                               February ___ , 2002

ABN AMRO Bank N.V., as Administrative Agent and the other parties to the Credit Agreement referred to below

                       Re: Reaffirmation of Loan Documents

Ladies and Gentlemen:

     Each of the undersigned acknowledges that the Borrowers, the Lenders and the Agents have executed the Fourth Amendment and Consent dated as of the date hereof (the "Amendment and Consent") given under the Post-Confirmation Credit Agreement dated as of October 20, 2000 (as amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

     Each of the undersigned hereby (i) confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and Consent and that, upon such effectiveness, all of the references in each such Loan Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment and Consent, (ii) acknowledges and agrees that its obligations under the Loan Documents are absolute and unconditional, and that it does not have any right of setoff, recoupment, claim, counterclaim or defense of any kind or nature whatsoever that can be asserted to reduce or eliminate such obligations or to seek affirmative relief or damages of any kind or nature from any Agent or any Lender, or any of their predecessors, agents, employees, successors and assigns, (iii) reaffirms and admits the validity and enforceability of the Loan Documents and the Liens in the Collateral granted pursuant to the Loan Documents or otherwise and (iv) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE AMENDMENT AND CONSENT IS EXECUTED, THAT IT MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, OR SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THE AMENDMENT AND CONSENT. THE RELEASES AND DISCHARGES IN THIS LETTER AGREEMENT SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE

                                   EXHIBIT 1

EFFECTIVENESS OF THE AMENDMENT AND CONSENT ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

     This letter agreement may be signed in counterparts and by the various parties hereto on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this letter agreement.

     This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                   TOKHEIM CORPORATION

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   GASBOY INTERNATIONAL, INC.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------


                                   TOKHEIM INVESTMENT CORP.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   MANAGEMENT SOLUTIONS, INC.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   TOKHEIM SERVICES LLC

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------


                               EXHIBIT 1--Page 2

                                   TOKHEIM RPS, LLC

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------

                                   PAXCIS NETWORKS, INC.

                                   By
                                     -------------------------------------------
                                   Title
                                        ----------------------------------------


                               EXHIBIT 1--Page 3